SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

               Date of Report (Date of earliest event
          reported):  March 17, 1997



             MARSHALL & ILSLEY CORPORATION
(Exact name of registrant as specified in its charter)


     Wisconsin             0-1220           39-0968604
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         770 North Water Street
         Milwaukee, Wisconsin                  53202
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(414) 765-7801

     Item 5.  Other Events.

          On March 17, 1997, Standard & Poor's
announced that it had placed Marshall & Ilsley
Corporation and the preferred stock rating of its subsidiary, M&I Capital Trust A, on CreditWatch with negative implications, following its announced acquisition of Security Capital Corporation.

          According to Standard & Poor's, upon
completion of the merger, the Corporation's senior debt and long-term counterparty rating is likely to go to single-A from A-plus, and the subordinated debt rating to A-minus from single-A; M&I Capital Trust A's preferred stock rating will likely go to BBB-plus from A-minus. Standard & Poor's affirmed the ratings of the Corporation's bank subsidiaries based on the banks' strong financial condition and good operating performance.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 31, 1997   MARSHALL & ILSLEY CORPORATION



                         By: /s/ M.A. Hatfield
                             ---------------------------
                             M.A. Hatfield
                             Senior Vice President
                             and Secretary